RETENTION AGREEMENT AND RELEASE OF CLAIMS THIS RETENTION AGREEMENT AND RELEASE OF CLAIMS (“Agreement”) is made by and between Hyzon Motors Innovation GmbH (“Hyzon”) and Dr. Christian Mohrdieck (“Employee”). Hyzon desires to retain Employee and, for that reason, is offering incentives by this Agreement to Employee to remain in Employee’s role with the main purpose to honor the Employee’s loyalty towards Hyzon during the upcoming challenging times. 1. Retention Payment: If Employee remains actively employed with Hyzon through the earlier of (a) April 20, 2025; or (b) the date Hyzon terminates Employee due to completion of Employee’s duties related to Hyzon’s liquidation, as determined in Hyzon’s sole discretion (the “Retention Date”), Hyzon agrees to pay Employee a one-time retention payment in the gross amount of EUR 66,666.64, less applicable taxes and withholdings (the “Retention Payment”). Your Retention Payment will be paid to you in two installments, as follows:  Provided that you execute and deliver this Agreement to Hyzon by December 27, 2024, a first installment of EUR 16,666.66, less any required tax withholding, on January 3, 2025 (the “First Installment”); and  Provided you meet the eligibility requirements set forth in Section 2 below, a second installment of EUR 49,999.98, less any required tax withholding, on April 20, 2025 (the “Second Installment”). 2. Eligibility Requirements: In addition to the Employee’s promises below, to be eligible for the Retention Payment, Employee must devote Employee’s best efforts and full attention to the performance of Employee’s position in good faith as reasonably determined by Hyzon and follow all Hyzon policies and procedures. Employee will not be eligible for the Retention Payment under this Agreement if Employee’s employment ends for any other reason other than lack of work, as determined by Hyzon in its sole discretion, on or before the Retention Date. 3. Release of Claims: In exchange for the benefits described above, which Employee acknowledges constitutes good, valuable, and sufficient consideration to which Employee is not otherwise entitled, Employee waives, discharges, and releases Hyzon, and its subsidiaries, parents, affiliates, and the owners, officers, directors, employees, agents, attorneys, insurers, successors, and assigns of each (collectively, the “Released Parties”) from all legal, equitable, or administrative claims that Employee may have against the Released Parties, whether known or unknown. This waiver and release specifically includes, but is not limited to, claims arising under federal, state or local statutes, common law, ordinances, regulations, or equity. Employee waives any right to recover any attorneys’ fees or costs related to any alleged claims against the Released Parties. Employee agrees that this release includes any claims Employee may have, including claims of which Employee may not be presently aware. This release does not waive any claim that arises after Employee executes this Agreement or any right to challenge whether Employee knowingly and voluntarily waived Employee’s rights. Also excluded from this release are any claims for breach of this Agreement and any other claims that cannot be waived by law, including but not limited to the right to file a charge or complaint with or participate in an investigation conducted by any federal, state, or local governmental agency. However, Employee waives all rights to monetary or equitable relief from such proceedings should a claim be brought on Employee’s behalf, except when prohibited by law including claims with the U.S. Securities and Exchange Commission. 4. Effective Date: This Agreement shall become effective and enforceable after the execution by Employee. 5. Miscellaneous: This Agreement embodies the entire agreement of the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon Docusign Envelope ID: 4B11A399-2290-4A4C-B19C-D5931D5354D4

2 the parties unless made in writing and signed by the parties. This Agreement shall be binding upon the parties and their respective heirs, representatives, successors, transferees, and assigns. The terms of this Agreement are severable, and any unenforceable provision shall not affect the validity of the remainder of the Agreement. This Agreement shall be governed by and construed in accordance with laws of the state where Employee primarily works, without regard to its choice of law rules. This Agreement shall not in any way be construed as an admission by Hyzon of any wrongdoing. Employee has read this Agreement and fully understands all of its provisions. Employee enters into this Agreement freely, voluntarily, and without any coercion or duress whatsoever. Employee understands that this Agreement is contractual in nature and may be enforced by either party. Hyzon Motors Innovation GmbH Employee By: Hyzon Motors USA Inc. Signature Date Its: Sole Shareholder By: Name: Glenn Kushiner Its: Chief Restructuring Officer Date: Docusign Envelope ID: 4B11A399-2290-4A4C-B19C-D5931D5354D4 12/23/2024 12/23/2024